1 BancAnalysts Association of Boston Fall Conference November 8, 2013 David Turner Chief Financial Officer Loan Growth Returns John Asbury Head of Business Services Exhibit 99.1

2 2013 Imperatives We remain focused on three key imperatives in 2013: 2013 Imperatives Grow loans Grow Quality Households Continue to Manage Expenses • Leverage specialized lending groups • Expand indirect auto dealer network • Grow home equity loan portfolio Execute • Committed to customer service • Emphasis on providing products and services that meet customers’ needs and preferences at a fair price • Expense control is part of our culture, not just a campaign • Invest in people, products and technology to enhance our productivity and efficiency • Monitor expenses in connection with revenue trends

3 Overall loan strategy: Three year look back 20.4 18.9 17.5 15.9 14.8 13.4 11.9 10.7 10.1 9.4 8.7 7.7 7.3 7.0 6.9 33.8 33.6 33.9 35.1 35.5 35.8 36.2 36.0 36.3 36.9 37.0 37.1 37.7 39.0 39.8 34.0 33.4 33.0 31.9 31.1 32.0 31.3 30.9 30.3 29.9 29.6 29.2 28.9 29.0 29.2 $88.2 $85.9 $84.4 $82.9 $81.4 $81.2 $79.4 $77.6 $76.7 $76.2 $75.3 $74.0 $73.9 $75.0 $75.9 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q Investor Real Estate All Other Business Lending Consumer Lending ($ in billions) 2010 2011 2013 2012 *Ending balances

4 Gaining momentum (1) Ending balances; peers include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial Loan growth vs. peers (1) -1.24% 1.20% 0.85% 0.93% 3Q12 4Q12 1Q13 2Q13 3Q13 Regions Peer Group Median • YTD total loan growth is $1.9 billion or 3% • Total portfolio growth is above peer median • Loan growth, excluding investor real estate and mortgage, also above peer median • Primary drivers of loan growth in 3Q: • C&I – 3.1% • Indirect – 7.3% • Credit card – 3.5% (1)

5 Business lending 3Q13 = $47B (1) (1) Ending balances • Total business lending portfolio increased 2% second to third quarter • Commercial and industrial portfolio increased approximately $900 million or 3% from the prior quarter • Specialized lending groups delivered a strong quarter, driven by healthcare, technology, REIT finance and energy • Asset-based lending also a strong contributor • Total business lending production was $13.8 billion, an increase of 18% over the prior year Linked Quarter Change (1) YOY % Change (1) Commercial & Industrial 3.1% 13.2% Investor Real Estate -1.2% -20.5% Owner Occupied Real Estate -1.3% -6.3% Commercial & Industrial $30B / 64% IRE $7B / 15% OO Real Estate $10B / 21%

6 • Specialized lending groups are headquartered throughout our footprint • Our goal is to be the premier middle market bank for the specialized industries we serve • Specialized lending groups delivered strong third quarter results, driven by healthcare, technology, REIT finance and energy • Additional areas of focus include asset based lending, real estate corporate banking (REIT financing) Business lending focused on specialized industries (Houston) (Atlanta) (Charlotte) (Nashville) Transportation Restaurant Healthcare Technology/Defense Energy (Houston) (Atlanta) (Charlotte) (Nashville)

7 Business lending - commitments and line utilization $24.7 $24.7 $25.0 $26.3 $27.0 $28.0 $28.7 $29.9 $30.8 $31.2 $32.2 $33.6 $34.5 $36.4 $37.8 40.7% 39.8% 40.2% 40.3% 41.7% 41.5% 43.3% 42.6% 43.1% 44.4% 43.9% 43.4% 44.8% 44.7% 44.8% 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q Commitments Utilization Rate ($ in billions) 2010 2011 2012 2013 Note: Commercial commitments only

8 Consumer lending Other $1B / 4% 3Q13 = $29B (1) Credit Card $1B / 3% Linked Quarter Change (1) YOY % Change (1) Residential Mortgage 0.1% -2.8% Home Equity Lending -0.5% -5.6% Indirect Auto Lending 7.3% 30.1% Consumer Credit Card 3.5% -0.6% Home Equity $11B / 39% Indirect $3B / 10% • Consumer lending portfolio increased 1% second to third quarter, marking pivotal shift in balance trends • Indirect auto achieved 7% loan growth from prior quarter • Credit card balances up 3.5% from the second quarter • Number of active card holders increased • Mortgage balances steady from previous quarter due to slowdown of mortgage refinancing activity • Demand for fixed-rate home equity loan product offset impact of decline in variable-rate home equity line product (1) Ending balances Residential Mortgage $13B / 44%

9 $12,157 $11,912 $11,670 $11,475 $11,351 3Q12 4Q12 1Q13 2Q13 3Q13 Residential real estate trends 180 222 160 $13,225 $12,963 $12,875 $12,839 $12,856 3Q12 4Q12 1Q13 2Q13 3Q13 10/15 Year Mortgage Retention Mortgage Balances (1) ($ in millions) (1) Ending balances (2) Average balances • Mortgage balances steady from second quarter due to slowdown of refinancing activity • Declines in home equity portfolio have slowed considerably • Strong customer demand for fixed-rate home equity loan product offsetting impact of customer deleveraging on variable- rate home equity line product • Expect pace of decline in overall home equity portfolio to slow Home Equity Balances (2) ($ in millions)

Indirect auto trends

Loan balances (1) and dealer network



$2,220
$2,336
$2,483
$2,693
$2,889
1,759
1,915
1,998
2,068
2,112
3Q12
4Q12
1Q13
2Q13
3Q13
($ in millions)
Number of dealers in network

- Loan portfolio grew for eleventh consecutive quarter
- Currently have relationships with approximately 25% auto dealers across sixteen state franchise
- Growing loans by expanding the dealer network and increasing the number of loans per dealer
- Working to gain a larger share of dealer business while adhering to disciplined credit parameters
- Utilizing technology to fund increased production with minimal FTE adds

(1) Ending balances

REGIONS 10

11 Credit card trends $901 $906 $851 $866 $896 3Q12 4Q12 1Q13 2Q13 3Q13 Credit card balances (1) ($ in millions) • Steady increases in new credit card production • Period end balances increased 3.5% second to third quarter • Driven by marketing efforts through balance transfers extended to existing customer base • 3Q13 active credit card holders rose to highest number since purchase of portfolio two years ago • Increased over 3% from prior quarter • Increased customer penetration rate by 110 basis points over past year Active card holders 317K 352K 348K 350K 362K 3Q12 4Q12 1Q13 2Q13 3Q13 (1) Ending balances

Net interest margin & revenue trends

Net Interest Margin vs. Peers



3.47%
39 bps
3.29%
3.24%
3.08%
3Q12
4Q12
1Q13
2Q13
3Q13
Regions
Peer Group Average

Net Interest Income / Non-Interest Revenue



$817
$533
$818
$536
$798
$501
$808
$497
$824
$495
3Q12
4Q12
1Q13
2Q13
3Q13
($ in millions)
Net Interest Income
Non-Interest Revenue

Note: Peers include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION

- Net interest margin increased 8 bps quarter-over-quarter
  - Liability management and investment actions in 2Q provided 7 bps benefit to 3Q margin
  - Lower premium amortization totaled $59 million and contributed 5 bps lift to margin in 3Q
  - Persistently low interest rate environment serving to offset benefits
- Expect margin to remain relatively stable if rates remain at present level
- Expect 2014 mortgage originations to be down 10-15%
- Divested non-core portion of Wealth Management business, which resulted in pre-tax gain of $24 million
- Wealth Management growing with the addition of Financial Consultants
  - The average Financial Consultant is profitable within 11-12 months

REGIONS 12

13 Broad-based improvement in asset quality $759 $511 $262 $114 3.52% 2.52% 1.38% 0.60% 3Q10 3Q11 3Q12 3Q13 Net Charge-Offs and Ratio Criticized and Classified Loans (1) 7.9 5.4 3.4 2.5 2.7 1.9 1.7 1.0 $10.6 $7.3 $5.1 $3.5 3Q10 3Q11 3Q12 3Q13 Classified Loans Special Mention (1) Includes commercial and investor real estate loans only ($ in millions) ($ in billions) Allowance for Loan Losses / Total Loans 2.74% 2.03% 1.96% 1.67% 3Q12 4Q12 1Q13 2Q13 3Q13 Regions Peer Group Median • Total loan loss provision for the third quarter was $18 million or $96 million less than net charge-offs • Net charge-offs reached lowest level in more than five years • Inflows of non-performing loans decreased 39% second to third quarter to $199 million Note: Peers include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION

Prudent expense management

Non-Interest Expense* / Average Assets (1)


3.14%
3.10%
2.98%
2.84%
3Q12
4Q12
1Q13
2Q13
3Q13
Regions
Peer Group Median

Efficiency Ratio (1)


67.3%
64.3%
66.3%
64.0%
3Q12
4Q12
1Q13
2Q13
3Q13
Regions
Peer Group Median

- Headcount increased 3% year-to-date, primarily driven by increases in customer-facing, revenue-generating and compliance positions
  - 69% of new additions in revenue-generating areas
- Mortgage operations will adjust to lower demand
  - Operational staff already reduced 20%, in line with volume declines
  - Commission expense will decline immediately, while other expenses will experience a lag before savings are realized
- Still expect 2013 expenses to be down year-over-year

(1) Non-GAAP – See appendix for reconciliation
*Annualized
Peer banks include: BBT, CMA, FHN, FITB, HBAN, HCBK, KEY, MTB, PBCT, PNC, STI, USB, WFC, ZION
Source: SNL Financial

REGIONS 14

15 Strong capital and solid liquidity (1) Non-GAAP – See appendix for reconciliation Note: Peer banks include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial 10.5% 10.8% 11.2% 11.1% 11.0% 9.9% 10.0% 10.1% 10.2% 10.4% 3Q12 4Q12 1Q13 2Q13 3Q13 Regions Peer Median 79% 78% 79% 81% 82% 88% 88% 88% 89% 89% 3Q12 4Q12 1Q13 2Q13 3Q13 Regions Peer Median Estimated Basel III (1) at the end of 3Q13 was 10.4% Loan to Deposit Ratio Tier 1 Common Ratio (1)

16 2013 Imperatives We remain focused on three key imperatives in 2013: 2013 Imperatives Grow loans Grow Quality Households Continue to Manage Expenses • Leverage specialized lending groups • Expand indirect auto dealer network • Grow home equity loan portfolio Execute • Committed to customer service • Emphasis on providing products and services that meet customers’ needs and preferences at a fair price • Expense control is part of our culture, not just a campaign • Invest in people, products and technology to enhance our productivity and efficiency • Monitor expenses in connection with revenue trends

17 Appendix

18 Forward-looking statements This presentation may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a “safe harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: >The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law in July 2010, and a number of legislative, regulatory and tax proposals remain pending. Future and proposed rules may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be determined at this time. >Current developments in recent litigation against the Board of Governors of the Federal Reserve System could result in possible reductions in the maximum permissible interchange fee that an issuer may receive for electronic debit transactions and/or the possible expansion of providing merchants with the choice of multiple unaffiliated payment networks for each transaction, each of which could negatively impact the income Regions currently receives with respect to those transactions. >Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital. >Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates could also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated. >Possible adverse changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular. >Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. >Possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations, may have an adverse effect on business. >Possible regulations issued by the Consumer Financial Protection Bureau or other regulators which might adversely impact Regions’ business model or products and services. >Regions’ ability to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments, is subject to the review of such proposed actions by the Federal Reserve as part of Regions’ comprehensive capital plan for the applicable period in connection with the regulators’ Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve. >Possible stresses in the financial and real estate markets, including possible deterioration in property values. >Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business. >Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures. >Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers. >Cyber-security risks, including “denial of service,” “hacking” and “identity theft,” that could adversely affect our business and financial performance, or our reputation. >Regions’ ability to keep pace with technological changes. >Regions’ ability to effectively identify and manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, reputational risk, counterparty risk, international risk, regulatory risk, and compliance risk. >Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses. >The reputational damage, cost and other effects of material contingencies, including litigation contingencies, and negative publicity, fines, penalties, and other negative consequences from any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory violations and legal actions. >The effects of increased competition from both banks and non-banks. >The effects of geopolitical instability and risks such as terrorist attacks. >Regions' ability to identify and address data security breaches. >Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits. >The effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effects of man-made disasters. >Possible downgrades in ratings issued by rating agencies. >Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes. >Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. >The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally. >Regions’ ability to receive dividends from its subsidiaries. >The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party. >Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. >The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2012 and the "Forward-Looking Statements" section of Regions' Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2013, as filed with the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "project," and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Non-GAAP reconciliation: non-interest income / expense, fee income ratios and efficiency ratios

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended								
($ amounts in millions)		**9/30/2013**	6/30/2013	3/31/2013	12/31/2012	9/30/2012	3Q13 vs. 2Q13		3Q13 vs. 3Q12	
Continuing Operations										
Non-interest expense (GAAP)		**$ 884**	$ 884	$ 842	$ 902	$ 869	$ —	NM	$ 15	1.7 %
Adjustments:										
REIT investment early termination costs		**—**	—	—	(42)	—	—	NM	—	NM
Loss on early extinguishment of debt		**(5)**	(56)	—	(11)	—	51	(91.1)%	(5)	NM
Adjusted non-interest expense (non-GAAP)	A	**$ 879**	$ 828	$ 842	$ 849	$ 869	$ 51	6.2 %	$ 10	1.2 %
Net interest income (GAAP)		**$ 824**	$ 808	$ 798	$ 818	$ 817	$ 16	2.0 %	$ 7	0.9 %
Taxable-equivalent adjustment		**14**	13	13	13	13	1	7.7 %	1	7.7 %
Net interest income, taxable-equivalent basis		**838**	821	811	831	830	17	2.1 %	8	1.0 %
Non-interest income (GAAP)		**495**	497	501	536	533	(2)	(0.4)%	(38)	(7.1)%
Adjustments:										
Securities gains, net		**(3)**	(8)	(15)	(12)	(12)	5	(62.5)%	9	(75.0)%
Gain on sale of other assets (1)		**(24)**	—	—	—	—	(24)	NM	(24)	NM
Adjusted non-interest income (non-GAAP)	B	**468**	489	486	524	521	(21)	(4.3)%	(53)	(10.2)%
Adjusted total revenue (non-GAAP)	C	**$ 1,306**	$ 1,310	$ 1,297	$ 1,355	$ 1,351	$ (4)	(0.3)%	$ (45)	(3.3)%
Adjusted efficiency ratio (non-GAAP)	A/C	**67.3%**	63.1%	64.9%	62.7%	64.3%				
Adjusted fee income ratio (non-GAAP)	B/C	**35.9%**	37.3%	37.5%	38.7%	38.6%				

NM – Not Meaningful

(1) Gain on sale of a non-core portion of a Wealth Management business.

REGIONS

19

Non-GAAP reconciliation: Tier 1 common

The following table provides calculations of Tier 1 capital (regulatory) and "Tier 1 common equity" (non-GAAP). Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank's capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company's Comprehensive Capital Analysis and Review ("CCAR"), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions' capital adequacy using the Tier 1 common equity measure. Because Tier 1 common equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), this measure is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

($ amounts in millions)		As of and for Quarter Ended				
		9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
TIER 1 COMMON RISK-BASED RATIO— CONSOLIDATED						
Stockholders' equity (GAAP)		**$ 15,489**	$ 15,329	$ 15,740	$ 15,499	$ 14,901
Accumulated other comprehensive (income) loss		**411**	478	12	(65)	(202)
Non-qualifying goodwill and intangibles		**(4,804)**	(4,812)	(4,819)	(4,826)	(4,836)
Disallowed deferred tax assets		**—**	—	—	(35)	(238)
Disallowed servicing assets		**(30)**	(30)	(37)	(33)	(33)
Qualifying non-controlling interests		**—**	—	93	93	93
Qualifying trust preferred securities		**—**	3	501	501	846
Tier 1 capital (regulatory)		**$ 11,066**	$ 10,968	$ 11,490	$ 11,134	$ 10,531
Qualifying non-controlling interests		**—**	—	(93)	(93)	(93)
Qualifying trust preferred securities		**—**	(3)	(501)	(501)	(846)
Preferred stock		**(458)**	(466)	(474)	(482)	—
Tier 1 common equity (non-GAAP)	A	**$ 10,608**	$ 10,499	$ 10,422	$ 10,058	$ 9,592
Risk-weighted assets (regulatory)	B	**96,486**	94,640	92,787	92,811	91,723
Tier 1 common risk-based ratio (non-GAAP)	A/B	**11.0%**	11.1%	11.2%	10.8%	10.5%

REGIONS

20

21 Non-GAAP reconciliation: Basel III (1) Under Basel III, in addition to goodwill and other identified intangibles regulatory capital must be reduced by purchased credit card relationship intangible assets. The majority of these assets are allowed in Basel I capital. (2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements. The following table provides calculations of Tier 1 common, based on Regions’ current understanding of the Final Basel III requirements, released in July 2013. Regions currently calculates its risk-based capital ratios under guidelines adopted by the Federal Reserve based on the 1988 Capital Accord (“Basel I”) of the Basel Committee on Banking Supervision (the “Basel Committee”). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulation. In June 2012, U.S. Regulators released three separate Notices of Proposed Rulemaking covering U.S. implementation of the Basel III framework. In July 2013, U.S. Regulators released final rules covering the U.S. implementation of the Basel III framework, which will change capital requirements and place greater emphasis on common equity. For Regions, the Basel III framework will be phased in beginning in 2015 with full implementation complete beginning in 2019. The calculations provided below are estimates, based on Regions’ current understanding of the final framework, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because the Basel III implementation regulations are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis. Estimate based on July 2013 Final Rules ($ amounts in millions) 9/30/2013 Stockholders' equity (GAAP) 15,489 $ Non-qualifying goodwill and intangibles (1) (4,933) Final Rules Adjustments Adjustments, including all components of Accumulated Other Comprehensive Income, disallowed deferred tax assets, threshold deductions and other adjustments 244 Non-Common Tier 1 (458) Basel III Tier 1 Common (non-GAAP) 10,342 $ Basel I risk-weighted assets 96,486 Basel III risk-weighted assets (2) 99,739 Basel III Tier 1 Common Ratio 10.4%

22